EX-10.72.03

AGREEMENT FOR SALE OF REAL ESTATE

BETWEEN

VENTAS REALTY, LIMITED PARTNERSHIP

AND

EMERITUS CORPORATION

RELATING

TO THE

PROPERTY COMMONLY

KNOWN AS

SUMMERVILLE AT BRIGHTON

AGREEMENT FOR SALE OF REAL ESTATE

This AGREEMENT FOR SALE OF REAL ESTATE (“Agreement”) is made as of July 25, 2008 by and between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (subject to Section 13(q) hereof, “Seller”), and EMERITUS CORPORATION, a Washington corporation (“Purchaser”).

1. Purchase and Sale.  Seller agrees to sell, and Purchaser agrees to purchase from Seller, the Property, as hereinafter defined, for the Purchase Price, as hereinafter defined, and subject to the terms and conditions set forth in this Agreement.

2. Purchase Price.  The purchase price (the “Purchase Price”) for the Property shall be Eighteen Million Four Hundred Eighty Four Thousand Dollars ($18,484,000.00), less the outstanding principal amount of the Brighton Indebtedness, as hereinafter defined, as of the Closing Date, as hereinafter defined.

3. Property.  “Property” means (a) the land described on Exhibit A (the “Land”); (b) all of Seller’s right, title and interest, if any, in all easements and other related rights appurtenant to the Land (collectively, the “Appurtenances”); and (c) all of Seller’s right, title and interest, if any, in all of the buildings, structures, fixtures and other improvements located on the Land (collectively, the “Improvements”).  The parties acknowledge that the Improvements are commonly known as Summerville at Brighton, 833 East Grand River, Brighton, Michigan 48116.

4. Certain Representations and Warranties by Seller.  Seller hereby represents and warrants to Purchaser that, as of the date hereof, (a) Ventas Realty, Limited Partnership is a limited partnership, and Ventas Brighton, LLC is a limited liability company, each duly organized, validly existing and in good standing under the laws of the State of Delaware and Seller has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and nothing prohibits or restricts the right or ability of Seller to close the transactions contemplated hereunder and carry out the terms hereof, (b) this Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, (c) the execution and delivery of this Agreement by Seller does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or, to the best of Seller’s knowledge, the Property is subject, (d) all the documents to be delivered by Seller at Closing (as hereinafter defined) will, at Closing, be duly authorized, executed and delivered by Seller (and/or, if applicable, its affiliates), will be the legal, valid and binding obligations of Seller (and/or, if applicable, its affiliates), and be enforceable against Seller (and/or, if applicable, its affiliates) in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Seller (and/or, if applicable, its affiliates) is a party or, to the best of Seller’s knowledge, to which the Property is subject, (e) except with respect to the Master Lease (as hereinafter defined and the Brighton Lease (which term shall have the same meaning herein as in the Master Lease), Seller has not entered into any agreement to sell, lease, or otherwise transfer all or any portion of the Property, (f) to the best of Seller’s knowledge, Seller is not required to obtain the consent to the Transactions (as defined below) hereby contemplated from any person or entity that is a party to a document of record affecting the Property, other than the consent of the Holder of the Brighton Indebtedness, as defined and referenced in Section 6(f) hereof, for the obtaining of which consent Purchaser shall be responsible but for which Seller agrees to cooperate in helping Purchaser obtain, (g) no lienable repair, alteration, improvement, work, brokerage or service of any kind has been performed or materials supplied for or to the Property at Seller’s direction, except for such lienable repairs, alterations, improvements, work, brokerage or services as have been paid for by Seller or for which, by the terms of that certain Third Amended and Restated Master Lease Agreement (as hereafter amended, the “Master Lease”) bearing even date herewith by and among Seller, Purchaser and certain other entities or by the terms of the Brighton Lease (which term shall have the same meaning herein as in the Master Lease), Purchaser is obligated to reimburse Seller, (h) other than in relation to the Brighton Indebtedness, there exists no mortgage or other lien on the Property created or expressly assumed by Seller, or if such mortgage or other lien exists, other than in relation to the Brighton Indebtedness, Seller shall cause same to be released of record on or before Closing at Seller’s sole cost and expense, and (i) there exists no judgment against Seller that is a lien against the Property (other than any such judgment as to which, by the terms of the Master Lease or the Brighton Lease, Seller is entitled to be indemnified by Purchaser). All representations and warranties made by Seller in this Section 4 shall be true and correct in all material respects on the date made and their continued validity as to any material fact as of the Closing Date shall be a condition precedent to Purchaser's obligation to close the transactions contemplated by this Agreement (collectively, the “Transactions”). At the Closing, Seller shall execute and deliver to Purchaser a “Bring-Down Certification” certifying that its representations and warranties contained in this Section 4 remain true and correct in all material respects as of the Closing Date, except insofar as any such representation or warranty is no longer true or correct due to the acts or omissions of Purchaser or to the obtaining, after the date hereof, of knowledge not known to Seller as of the date hereof.

5. Certain Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a) As of the date hereof, (i) Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington and Purchaser has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and nothing prohibits or restricts the right or ability of Purchaser to close the transactions contemplated hereunder and carry out the terms hereof, (ii) this Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, (iii) the execution and delivery of this Agreement by Purchaser does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser or, to the best of Purchaser’s knowledge, the Property is subject, and (iv) all the documents to be delivered by Purchaser at Closing will, at Closing, be duly authorized, executed and delivered by Purchaser (and/or, if applicable, its affiliates), will be the legal, valid and binding obligations of Purchaser (and/or, if applicable, its affiliates), and be enforceable against Purchaser (and/or, if applicable, its affiliates) in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Purchaser (and/or, if applicable, its affiliates) is a party or, to the best of Purchaser’s knowledge, to which the Property is subject.

(b) Except for those approvals that Purchaser has obtained, Purchaser is not required to obtain the consent to the Transactions hereby contemplated from any person or entity.  Purchaser has obtained the approval of its lenders to the Transactions.

All representations and warranties made by Purchaser in this Section 5 shall be true and correct in all material respects on the date made and their continued validity as to any material fact as of the Closing Date shall be a condition precedent to Seller's obligation to close the Transactions hereby contemplated, and at the Closing Purchaser shall execute and deliver to Seller a “Bring-Down Certification” certifying that its representations and warranties contained in this Section 5 remain true and correct in all material respects as of the Closing Date, except insofar as any such representation or warranty is no longer true or correct due to the acts or omissions of Seller or to the obtaining, after the date hereof, of knowledge not known to Purchaser as of the date hereof.

6. Closing.

(a) Sale Notice.  At any time after the date hereof and 20 days prior to the hereinafter described Outside Date, Purchaser may notify (the “Sale Notice”) Seller that it desires that the closing (“Closing”) of the sale of the Property hereunder occur and shall specify the closing date (“Closing Date”) for such sale, which Closing Date shall be a business day no earlier than 35 days after delivery of the Sale Notice that is a permitted “Release Date” under the terms of the Brighton Note, as hereinafter defined, and no later than January 29, 2009 (as the same may be extended, the “Outside Date”), unless the parties mutually agree in writing, in the sole and absolute discretion of each, to extend the Outside Date. If a Sale Notice has not been received by Seller on or prior to the date 20 days prior to the Outside Date, a Sale Notice shall be deemed to have been sent by Purchaser and received by Seller specifying a closing date of the Outside Date.

(b) Closing. The Closing of the sale of the Property shall take place commencing at 10:00 a.m. (Chicago time) at the office of First American Title Insurance Company, 30 North LaSalle Street, Chicago, Illinois (the “Title Company”), or at another place mutually agreed upon by the parties, on the Closing Date.  If the Closing does not occur by the Outside Date, Seller or Purchaser may, at its option, provided and on the condition that the failure of the Closing to occur by the Outside Date is not due to a default by it in the performance of its obligations under this Agreement, elect to terminate this Agreement by delivery of written notice of termination to the other party, upon which delivery this Agreement shall immediately terminate, and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder except for those obligations and liabilities that expressly survive termination.  Notwithstanding the foregoing, the parties need not attend the Closing in person and shall have the right to close the transaction contemplated by this Agreement pursuant to written closing escrow instructions, so long as such instructions are consistent with the terms hereof.

(c) Seller Closing Documents.  At the Closing, Seller shall execute and deliver to Purchaser the following documents:

(i) A deed in favor of Purchaser or any affiliate of Purchaser that is designated by Purchaser as the desired grantee at least ten (10) days in advance of the Closing Date (Purchaser or such designated affiliate is herein referred to as the “Transferee”; in the absence of any timely designation of an affiliate of Purchaser as the desired grantee as aforesaid,

Purchaser shall be the “Transferee”), in the form attached hereto as Exhibit B (the “Deed”), executed by Ventas Brighton, LLC;

(ii) A certification of non-foreign status of Ventas Brighton, LLC;

(iii) Intentionally deleted;

(iv) A Termination of Memorandum of Lease in the form of Exhibit D (the “MOL Termination”), executed in counterpart by Ventas Brighton, LLC;

(v) A Bill of Sale and Assignment in the form of Exhibit E, in favor of the Transferee and, if and to the extent Ventas Brighton, LLC owns and possesses any of the “Personal Property” referenced therein, Seller shall deliver the same to the Transferee or to the Property, at Seller’s option;

(vi) An affidavit and secretary’s certificate, each in the form attached hereto as Exhibit F;

(vii) The Bring-Down Certificate of Seller referenced in Section 4 hereof; and

(viii) A closing statement, dated as of the Closing Date and duly executed by Seller, setting forth, among other things, all payments to and from Seller and Purchaser in connection with the purchase and sale of the Property (the “Closing Statement”).

(d) Purchaser Closing Documents.  At the Closing, Purchaser shall execute and deliver, or cause to be executed and delivered, to Seller the following documents:

(i) Intentionally deleted;

(ii) The MOL Termination, executed in counterpart by Purchaser;

(iii) The Bring-Down Certificate of Purchaser referenced in Section 5 hereof; and

(iv) A duly executed Closing Statement.

(e) Termination of Brighton Lease at Closing.  Seller and Purchaser agree that the Brighton Lease shall be deemed to have been terminated as of the Closing Date, without further action of the parties.

(f) Amounts to be Paid at Closing.  At the Closing, Purchaser shall pay to, or as directed by, Seller, by federally insured wire transfer, the total amount of the Purchase Price.  In addition, at the Closing, Purchaser shall, at its expense, but subject to the adjustment of the Purchase Price as set forth in Section 2, cause to be fully defeased, with the consent of the current holder of the hereinafter described Brighton Indebtedness (the “Holder”), all indebtedness (the “Brighton Indebtedness”) owing under that certain Fixed Rate Program Promissory Note Secured by Mortgage dated August 12, 1998 originally made by Bedco Associates Limited Partnership payable originally to Heller Financial, Inc. (such instrument, as amended from time to time, is herein referred to as the “Brighton Note”) and/or the mortgage or any other documents evidencing or securing the Brighton Note (except that interest owing under the Brighton Note shall be prorated between Seller and Purchaser at the Closing and provided that, for purposes of the Deed and any other applicable provisions of this Agreement, such Brighton Indebtedness shall not be treated as borrowed indebtedness of Seller).  In connection with the defeasance as aforesaid, Purchaser shall, at its expense, (1) arrange for and implement, through a defeasance consultant selected by Purchaser and reasonably acceptable to Seller (and Seller agrees that the Holder’s servicer (Wachovia) and Chatham Financial are acceptable to it), a defeasance of such Holder’s liens upon the Property in accordance with the requirements of the Brighton Note and the other loan documents evidencing and securing the Brighton Indebtedness and (2) use commercially reasonable efforts to obtain the Holder’s consent to (A) the assumption of the Brighton Indebtedness by a successor borrower, which successor borrower shall, except as otherwise required by the Holder, be an entity created and wholly owned by such defeasance consultant, simultaneously with (or, if that is not possible, immediately following, or, if that is not possible, as soon as possible after) such defeasance and, if such consent is granted, implement such loan assumption (and obtain Seller’s release from the Brighton Indebtedness as permitted under the Brighton Note) as provided in Section 3.6 of the Brighton Note, and (B) if required, the termination of the Brighton Lease as of the Closing Date.  Without limitation of the foregoing, Purchaser shall, at its expense, arrange for and cause to be delivered to the Holder all notices, opinion letters and “Defeasance Deposit” (as defined in the Brighton Note) that are required in connection with such defeasance, such possible loan assumption and release of Seller and such lease termination consent, which Seller acknowledges it may be obligated to deliver.  Seller shall, at Purchaser’s expense, cooperate with Purchaser and the Holder in connection with such defeasance, such possible loan assumption and release of Seller and such lease termination consent, including, without limitation, delivery of any materials or documents, or the taking of any actions, required in connection with such defeasance, such possible loan assumption and release of Seller and/or such lease termination consent, which Holder will not permit Purchaser to deliver or take, except that in all events Purchaser shall be responsible for the deposit of the aforesaid “Defeasance Deposit”, which deposit Purchaser agrees to make into escrow before Seller is required by the Holder or its agent to commit to make such “Defeasance Deposit” (which commitment the parties understand is usually required two (2) business days in advance of the expected defeasance date).  Purchaser shall be obligated to obtain, at its expense but with Seller’s cooperation, and on or prior to the Closing Date, the consent of the Holder to the aforesaid defeasance (including, without limitation, the aforesaid defeasance of the Holder’s liens upon the Property).  In the event this Agreement is terminated, Purchaser shall nevertheless remain liable for the timely payment of any amounts that may be owing to the Holder on account of the possible transactions involving the Holder which are referenced in this subsection (f).  Relative to the foregoing, Purchaser further agrees that, in the event the sum of (i) the amount of the aforesaid “Defeasance Deposit”, plus (ii) the out of pocket costs and fees incurred by Purchaser in implementing the above-referenced defeasance and, if applicable, loan assumption and release of Seller, and minus (iii) the present value of any amount that is anticipated to be returned to Purchaser or its nominee at the maturity of the Brighton Indebtedness as reasonably estimated by Seller and Purchaser using a discount rate of 6% per annum, is less than $1,000,000.00, then, at the Closing, Purchaser shall, in addition to the Purchase Price, pay to Seller an amount equal to one-half (1/2) of the excess of $1,000,000.00 over such sum referenced in subsections (i), (ii) and (iii) above.

(g) Further Assurances.  Seller and Purchaser shall, from time to time after Closing, upon request, execute such additional documents as are reasonably necessary to convey,

assign and transfer the Property pursuant to this Agreement and otherwise complete the Transactions contemplated by this Agreement, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s or Purchaser’s obligations hereunder or subject Seller or Purchaser to additional liability not otherwise contemplated by this Agreement.  Additionally, if this Agreement is terminated, either party may request from time to time thereafter confirmation of such termination from the other party, upon which request, the non-requesting party shall promptly confirm to the requesting party in writing (by a recordable instrument if requested by the requesting party) that this Agreement has been terminated.

7. Prorations and Adjustments.  Purchaser and Seller hereby acknowledge and agree that, except as provided in Section 6(f) above relating to prorating interest under the Brighton Note and except with respect to any tax escrows relating to the Property that are held by Seller pursuant to the Brighton Lease for which Purchaser shall receive a credit against the Purchase Price at Closing, there shall be no prorations or adjustments at Closing to the Purchase Price.

8. Closing Costs.  Without limiting the terms of Section 9(c), Purchaser shall be responsible for the payment of (a) the fees and costs of Purchaser’s counsel and investment advisors representing it in connection with the Transactions, (b) the fees and expenses of Seller’s counsel representing it in connection with the Transactions and incurred on or prior to the date of this Agreement, and (c) all loan assumption fees, prepayment fees, premiums or penalties, attorneys’ fees and other costs and expenses of any kind in connection with the loan assumption (including, without limitation, the required defeasance of liens upon the Property), and the consent of the Holder, referenced in Section 6(f) hereof, including, without limitation, any of the same as may be owing to such Holder, and all recording fees, transfer taxes, intangible taxes, documentary stamp taxes and title insurance costs payable in connection with the Transactions.  At Seller’s request, Purchaser shall pay upon demand the fees and expenses referenced in subsection (b) above and pay at Closing the amounts referenced in subsection (c) above.

9. Remedies.

(a) Purchaser Default.

(i) If Purchaser fails to perform any of its obligations under this Agreement that are required to be performed at or prior to Closing (including, without limitation, the payment of the balance of the Purchase Price) and, in the case of any such failure that occurs prior to the Closing Date, such failure is not cured on or prior to the earlier of the Closing Date or three (3) days after Purchaser’s receipt of written notice of such failure from Seller (“Purchaser Default”), then Seller shall have any and all rights and remedies as may be available to it at law, in equity, under this Agreement or otherwise on account thereof, including, without limitation, if the Purchaser Default is Purchaser’s failure to close the Transactions contemplated by this Agreement or other material default, the right to terminate this Agreement by delivering written notice thereof to Purchaser, but  excluding, however, the right to seek special, punitive or consequential damages.

(ii) Notwithstanding the foregoing, in the event the Closing hereunder occurs and Purchaser fails to perform any of its obligations under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Seller shall have all rights and remedies at law, in equity or under this

Agreement, including, without limitation, the right to sue for damages (excluding, however, special, punitive or consequential damages).

(b) Seller Default.

(i) If Seller fails to perform any of its obligations under this Agreement that are required to be performed at or prior to the Closing (including, without limitation, the delivery of the Deed) and, in the case of any such failure that occurs prior to the Closing Date, such failure is not cured on or prior to the earlier of the Closing Date or three (3) days after Seller’s receipt of written notice of such failure from Purchaser, then Purchaser shall have the right, as its sole and exclusive remedy for such failure, either to (x) terminate this Agreement by delivering written notice thereof to Seller, in which event neither party shall have any further obligations or liabilities hereunder except for those liabilities and obligations that expressly survive termination and except further that Seller shall be obligated to reimburse Purchaser for Purchaser’s reasonable out-of-pocket costs (not to exceed $100,000.00) incurred from and after the execution of this Agreement and in connection with preparing for the Closing, or (y) specifically enforce the terms of this Agreement.

(ii) Notwithstanding the foregoing, in the event the Closing hereunder occurs and Seller fails to perform any of its obligations under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Purchaser shall have all rights and remedies available at law, in equity or under this Agreement, including, without limitation, the right to sue for damages (excluding, however, special, punitive or consequential damages).

(c) Collection Costs.  If any legal action, arbitration or other similar proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and expenses.  The phrase “prevailing party” shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

(d) Survival.

(i) Closing. None of the terms and conditions of this Agreement shall survive the Closing, except Sections 4, 5, 6(e), 6(f), 6(g), 7, 8, 9, 10, 11, 12 and 13.

(ii) Termination.  None of the terms and conditions of this Agreement shall survive the termination of this Agreement, except Sections 4, 5, 6(f), 6(g), 8, 9, 10, 12(b) and 13.

(e) Relation to Leases.  Without limitation of Section 12 below, Seller and Purchaser agree that (i) nothing contained in this Agreement shall excuse either of them from performance of their respective duties and obligations under the Master Lease and the Brighton Lease, all of which shall remain in full force and effect, and (ii) this Agreement shall (x) not preclude any party to the Master Lease or the Brighton Lease from exercising any right or remedy available to it under the Master Lease or the Brighton Lease and (y) not limit the damage remedies or other rights or remedies of any party to the Master Lease or the Brighton Lease under the Master Lease or the Brighton Lease.

10. Brokers.  Each of Seller and Purchaser represents to the other that it has not engaged or dealt with any broker, finder or investment advisor in connection with the sale of the Property or the other Transactions contemplated by this Agreement other than investment advisor(s) retained by it and covenants to pay any fees or other amounts owing to its investment advisor(s) on account of this Agreement or the Transactions.  Each of Seller and Purchaser shall indemnify, hold harmless and defend the other, its affiliates, and its and their officers, directors, affiliates, agents and employees, against and from all claims, demands, causes of action, judgments, and liabilities (including, without limitation, reasonable attorneys’ fees and costs) that arise from a breach of such parties’ respective representations and covenants set forth in this Section 10.

11. Casualty and Condemnation.  If, prior to Closing, any of the Improvements are damaged or destroyed, or a condemnation proceeding is commenced against any part of the Property (“Casualty or Condemnation”), then at the Closing, Seller shall pay to Purchaser all insurance proceeds and condemnation awards, if any, paid to Seller in connection with such Casualty or Condemnation that have not been used to restore the Property, and Seller shall assign to Purchaser all of its right, title and interest in any insurance proceeds or condemnation awards to be paid to it in connection with the Casualty or Condemnation.

12. Certain Warranties; Disclaimer and Release.

(a) Notwithstanding anything to the contrary contained in this Section 12, the purchase, sale and conveyance of the Property shall be made with the limited warranties to Purchaser contained in the Deed.

(b) Disclaimer.  Purchaser agrees that Purchaser is purchasing the Property in “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, and, subject to Section 4 and to Section 12(a), without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller.  Without in any way limiting the generality of the immediately preceding sentence, Purchaser further acknowledges and agrees that, in entering into this Agreement and closing the Transactions hereunder, subject to Section 4 and to Section 12(a):

(i) Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties or representations, express or implied, with respect to the Property or any portion thereof, the physical condition or repair or disrepair thereof, the value, profitability or marketability thereof or the title thereto, or of any of the appurtenances, facilities or equipment thereon;

(ii) Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties, express or implied, of merchantability, habitability or fitness for a particular use;

(iii) As the tenant at the Property, Purchaser has had complete and sole possession of the Property for a substantial period of time and has accordingly had the opportunity to perform a full investigation of the Property prior to the date hereof, and Purchaser is fully satisfied with its opportunity to investigate the Property prior to the date hereof;

(iv) Purchaser has not relied upon any statement or representation by or on behalf of Seller unless such statement or representation is specifically set forth in this Agreement; and

(v) As of the date hereof, Purchaser has made such legal, factual and other inquiries and investigations as Purchaser has deemed necessary, desirable or appropriate with respect to the Property and the value and marketability thereof and of the appurtenances, facilities and equipment thereof.  Such inquiries and investigations of Purchaser are hereby deemed to include, without limitation, the physical components of all portions of the Improvements, the condition of repair of the Property or any portion thereof, such state of facts as a current title report and/or an accurate survey would show or disclose, and the present and future zoning, ordinances, resolutions and regulations of the city, county and state where the Improvements are located.

(c) Release.  Without in any way limiting the generality of the preceding Section 12(b), Purchaser specifically acknowledges and agrees that it hereby waives, releases and discharges any claim it has, might have had, or may have, against each of Seller and its affiliates, and its and their officers, directors, employees and agents, relating to, arising out of or with respect to (i) the condition of the Property, either patent or latent, (ii) Purchaser’s ability, or inability, to obtain or maintain temporary or final certificates of occupancy or other licenses for the use or operation of the Improvements, and/or certificates of compliance for the Improvements, (iii) the actual or potential income, or profits, to be derived from the Property, (iv) the real estate, or other, taxes or special assessments, now or hereafter payable on account of, or with respect to, the Property, (v) Purchaser’s ability or inability to demolish the Improvements or otherwise develop the Property, (vi) the environmental condition of the Property, (vii) any default or alleged default by Seller or its affiliates with respect to the Property under the Master Lease or the Brighton Lease, including, without limitation, any default or alleged default regarding the granting or withholding of Seller’s consent to any proposed sublease(s) with respect to all or any portion of the Property or the obtaining of any required governmental licenses, permits or approvals in connection with any such proposed sublease(s), or (viii) any other matter relating to the Property (other than the limited warranties contained in the Deed).

13. General Provisions.

(a) Entire Agreement.  This Agreement and exhibits hereto (i) constitute the entire agreement of Seller and Purchaser with respect to sale of the Property and (ii) supersede all prior or contemporaneous written or oral agreements, whether express or implied, related to the subject matter hereof.

(b) Amendments.  This Agreement may be amended only by a written agreement executed and delivered by Seller and Purchaser.

(c) Waivers.  No waiver of any provision or condition of, or default under, this Agreement by any party shall be valid unless in writing signed by such party.  No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(d) Time.  Time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a Business Day, in which case it shall run to the next day that is a Business Day.  For the purpose of this Agreement, the term “Business Day” means any day other than (i) Saturday, (ii) Sunday, or (iii) any other day when federally insured banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

(e) Unenforceability.  In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f) Assignment.  This Agreement may not be assigned by Purchaser or Seller without the prior express written consent of the other party, which consent may be given or withheld in such party’s sole and absolute discretion, provided, however, that Purchaser shall be entitled to assign its interest hereunder to any subsidiary of Purchaser, provided that such assignment shall not relieve Purchaser of its obligations hereunder.

(g) Notices.  Any notices or other communications permitted or required to be given hereunder shall be in writing, shall be delivered personally, by reputable overnight delivery service, or by fax (provided a hard copy is delivered on the next Business Day by personal delivery or reputable overnight delivery service), and shall be addressed to the respective party as set forth in this Section 13(g).  All notices and communications shall be deemed given and effective upon receipt thereof.

To Seller:                                                      Ventas Realty, Limited Partnership
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky  40223
Attn:                           General Counsel
Fax:           (502) 357-9001

With copies to:                                                      Ventas Realty, Limited Partnership
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
Attn:                      Lease Administrator
Fax:           (502) 357-9001

and

Barack Ferrazzano Kirschbaum
  & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois  60606
Attn:                      Thomas H. Page, Esq.
Fax:           (312) 984-3150

To Purchaser:                                                                c/o Emeritus Corporation
3131 Elliott Avenue, #500
Seattle, Washington  98121
Attention:  Eric Mendelsohn
Facsimile:  (206) 357-7388

With a copy to:                                                      Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1050
Chicago, Illinois  60611
Attention:  Real Estate Notices (JDL/MJK)
Facsimile:  (312) 915-3348

(h) Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State where the Property is located without regard to the laws regarding conflicts of laws.

(i) Counterparts.  This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

(j) Construction.  Seller and Purchaser agree that each party and its counsel have reviewed and approved this Agreement, and that any rules of construction that provide that ambiguities be resolved against the drafting party shall not be used in the interpretation of this Agreement or any amendments or exhibits hereto.  The words “include”, “including”, “includes” and any other derivation of “include” means “including, but not limited to” unless specifically set forth to the contrary. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision. Headings of sections herein are for convenience of reference only, and shall not be construed as a part of this Agreement. Except to the extent expressly provided otherwise in this Agreement, references to “sections” or “subsections” in this Agreement shall refer to sections and subsections of this Agreement, and references to “exhibits” in this Agreement shall mean exhibits attached to this Agreement.

(k) No Recording.  Unless otherwise mutually agreed upon by the parties, neither Purchaser nor Seller shall record this Agreement or any memorandum  or other evidence thereof in any public records, and shall not cause or permit any other person to, record this Agreement or any memorandum or other evidence thereof in any public records.  If Purchaser violates the terms of this Section 13(k), then, upon Seller’s election, this Agreement shall be deemed ipso facto terminated on account of Purchaser’s default.  If Seller violates the terms of this Section 13(k), then, upon Purchaser’s election, this Agreement shall be deemed ipso facto terminated on account of Seller’s default.  Relative to the foregoing, each party agrees, at the written request of the other party, to execute a memorandum of this Agreement which consists in substance only of (i) a written notice for the public records of Seller’s agreement to sell, and Purchaser’s agreement to purchase, the Property and none of the other terms of this Agreement and (ii) an express agreement by Seller and Purchaser that such memorandum shall, automatically and without further action of the parties, expire and be of no further force or effect as of February 28, 2009, and, upon the execution of such a memorandum by the parties, either party may, at its expense and prior to February 28, 2009, record the same.

(l) Obligations Joint and Several.  Purchaser acknowledges that, if there is more than one Purchaser, each entity constituting Purchaser shall be jointly and severally liable for any and all obligations of Purchaser hereunder or under any instrument executed by Purchaser pursuant hereto.

(m) Public Announcement.  Seller and Purchaser agree to cooperate with each other to make joint and/or coordinated public announcements disclosing this Agreement and the Transactions contemplated hereby.

(n) Form of Payment.  All amounts required to be paid by Purchaser to, or as directed by, Seller pursuant to the terms hereof shall, unless otherwise directed by Seller in writing, be paid by federally insured wire transfer of immediately available funds.  Payments required by the terms hereof to be made on a particular date shall be deemed to have been timely made if Seller (or any alternate payee designated by Seller) receives such payment in the account specified in the wire transfer instructions, to be provided to Purchaser by Seller, not later than 2:00 p.m. Chicago time on the date specified for such payment.

(o) 1031 Exchange.  Purchaser recognizes and understands that this transaction may be part of a contemplated “like kind” exchange for Seller under §1031 of the Internal Revenue Code (the “Exchange”).  As such, Purchaser agrees to cooperate with Seller in effectuating the Exchange, which cooperation may include the execution of documents and the taking of other reasonable action, as is necessary in the opinion of Seller, to accomplish the Exchange; provided, however, that Purchaser shall not be required to assume any additional expense or liability in connection with, or as part of its cooperation with, the Exchange.  Purchaser specifically consents to Seller's assignment of its rights (but not its obligations) under this Agreement to a qualified intermediary (as defined in Treas. Regs. 1.1031(k)-1(g)(4)) in connection with a possible Exchange. The covenant contained in this Section 13(o) shall survive the Closing and shall not be merged into any instrument of conveyance delivered at Closing.

(p) Due Diligence Materials.  Upon Purchaser’s request, and to the extent in Seller’s possession or control, Seller shall promptly provide Purchaser with copies of any title policies, underlying title documents, surveys, environmental reports and other reports related to the physical condition of the Property.  Purchaser acknowledges and agrees that Seller makes no representation or warranty regarding the accuracy of the matters referenced in any such documents and other reports.

(q) Joinder.  Ventas Realty, Limited Partnership agrees to cause Ventas Brighton, LLC to execute and deliver the Joinder attached hereto and, for purposes of this Agreement, references to “Seller” shall refer, individually and collectively, to Ventas Realty, Limited Partnership and Ventas Brighton, LLC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PURCHASER:

EMERITUS CORPORATION, a Washington corporation

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Title:                      Senior VP – Corporate Development

SELLER:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:           Ventas, Inc.
Its:           Sole General Partner

By: /s/ T. Richard Riney
Name: T. Richard Riney
Its: Exec Vice President, Chief Administrative Officer and General Counsel

S - 1

JOINDER

The undersigned hereby agrees to join in and be bound by the obligations of “Seller” under the foregoing Agreement for Sale of Real Estate.

VENTAS BRIGHTON, LLC, a Delaware limited liability company

By: /s/ T. Richard Riney
Name: T. Richard Riney
Its: Executive Vice President & Secretary

S - 2

EXHIBIT A

LAND

A - 1

EXHIBIT B

DEED
[THE FORM OF THIS DEED SHALL BE SUBJECT TO SUCH CHANGES AS MAY BE ADVISED BY SELLER’S LOCAL COUNSEL TO ENSURE RECORDABILITY AND ENFORCEABILITY]

Revenue Stamps:  $
Parcel Identifier Nos.:

Mail after recording to:

This instrument was prepared by:  Thomas H. Page, Esq., Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, IL 60606

Brief Description for the index

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made this ____ day of ____________, 200__, by and between

GRANTOR VENTAS BRIGHTON, LLC, a Delaware limited liability company 10350 Ormsby Park Place, Suite 300 Louisville, KY 40223	GRANTEE

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, by these presents does remise, release, and forever quitclaim unto the Grantee in fee simple, with no warranty of any kind except for the limited warranty set forth below, those certain lots or parcels of land situated in Livingston County, Michigan and more particularly described on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Property”).

TO HAVE AND TO HOLD the Property and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

AND the Grantor, for itself and its successors, does hereby warrant to Grantee that, as of the date of this conveyance, Grantor owned fee simple title to the Property free and clear of any mortgage or other lien securing borrowed indebtedness of Grantor and does hereby covenant, promise and agree, to and with the Grantee, that it has not done or suffered to be done anything whereby the Property is encumbered or charged with any easement, covenant, condition or restriction which runs with the land, except that such covenant, promise and agreement shall not apply to, and the Grantor shall not have any obligation to the Grantee on account of, any of the following:  (a) any matters affecting title to the Property of which the Grantee or its affiliates had knowledge as of July 25, 2008, including, without limitation, any such matters disclosed in the Grantor’s title policy dated __________ issued by ___________ relating to the Property, a copy of which has heretofore been delivered by the Grantor to the Grantee or its affiliates; (b) any matters affecting title to the Property that, pursuant to the terms of the Brighton Lease (as defined in that certain Third Amended and Restated Master Lease Agreement dated July 25, 2008, as thereafter amended, between Ventas Realty, Limited Partnership and the Grantee and/or affiliates of the Grantee) and relating to the Property, constitute “Permitted Encumbrances”, and/or (c) any matters affecting title to the Property that do not materially interfere with the current use of the Property by Grantee and/or its affiliates pursuant to the aforesaid lease instrument.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed under seal in its name by its duly authorized officers the day and year first above written.

VENTAS BRIGHTON, LLC, a Delaware limited liability company By: Name: Its:

STATE OF __________________,  _____________ COUNTY

I, _________________________, a Notary Public of the County and State aforesaid, certify that _______________, as the _______________________ of Ventas Brighton, LLC, a Delaware limited liability company, personally appeared before me this day and acknowledged the execution of the foregoing instrument as the act and deed of said limited liability company.

Witness my hand and official stamp or seal, this     __ day _____________, 200_.

My commission expires: _________________________

Notary Public

__________________

[NOTARIAL SEAL]

The foregoing Certificate(s) of  is certified to be correct. This instrument and this certificate are duly registered at the date and time and in the Book and Page shown on the first page hereof.

REGISTER OF DEEDS FOR _______________ COUNTY

By
       Deputy/Assistant-Register of Deeds

EXHIBIT A TO DEED

[Legal Description]

EXHIBIT C

Intentionally deleted

C - 1

EXHIBIT D

TERMINATION OF MEMORANDUM OF LEASE

THIS INSTRUMENT PREPARED BY:

Thomas H. Page
Barack Ferrazzano Kirschbaum
   & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois  60606

AFTER RECORDING, RETURN TO:

Thomas H. Page
Barack Ferrazzano Kirschbaum
   & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois  60606

TERMINATION OF MEMORANDUM OF LEASE

BY AND AMONG

THE TENANT

AND

LANDLORD REFERENCED HEREIN

Facility Name:
Property Address:

TERMINATION OF MEMORANDUM OF LEASE

KNOW ALL MEN BY THESE PRESENTS, that this Termination of Memorandum of Lease (hereinafter this “Termination”) is to be effective as of the ________ day of __________, 200_ (the “Effective Date”), and is by and among VENTAS BRIGHTON, LLC, a Delaware limited liability company (referred to herein as “Landlord”), having an office at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and SUMMERVILLE 6 LLC, a Delaware limited liability company (referred to herein as “Tenant”), having an office at c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington  98121.

RECITALS

A. Landlord and Tenant are parties to that certain Master Lease Agreement dated as of August 1, 2005 (as the same may have been amended and restated, supplemented, modified, severed, renewed, extended or replaced, the “Lease”) demising to Tenant the real property described on Exhibit A attached hereto and made a part hereof, together with the improvements thereon (the “Premises”).

B. A Memorandum of Lease relating to the Lease as it affects the Premises was heretofore filed for record on ______________ in Book _____ at Page _______, among the official records of ___________ County, __________________ (the “Memorandum”).

C.	The Lease has been terminated with respect to the Premises, and Landlord and Tenant accordingly desire to have the Memorandum terminated and released of record.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

1.	Landlord and Tenant hereby terminate and release the Memorandum.

2.
This Termination is being executed and recorded solely to give notice that the Lease has been terminated with respect to the Premises, and to terminate the Memorandum and release said Memorandum of record.

3.	This Termination may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed these presents with an intended effective date as set forth in the preamble to this Termination.

LANDLORD:
Witness: Name: Name:	VENTAS BRIGHTON, LLC, a Delaware limited liability company By: Name: Title:
Witness: Name: Name:	TENANT: SUMMERVILLE 6 LLC, a Delaware limited liability company By: Name: Granger Cobb Title: President

 State of

County of

Before me a notary public in and for said county, personally appeared ______________________, known to me to be the person who, as _________________ of Ventas Brighton, LLC, a Delaware limited liability company, executed the foregoing instrument, signed the same, and acknowledged to me that (s)he did so sign said instrument in the name and upon behalf of said company as such officer; that the same is his/her free act and deed as such officer, and the free act and deed of said company.

In testimony whereof, I have hereunto subscribed my name and affixed my official seal (if official has one) at _____________________ this ____ day of ____________, 2008.

(Seal)

(signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)

State of

County of

Before me a notary public in and for said county, personally appeared Granger Cobb, known to me to be the person who, as President of Summerville 6 LLC, a Delaware limited liability company, signed the foregoing instrument, and acknowledged to me that (s)he did so sign said instrument in the name and upon behalf of each of said company as such President; that the same is his/her free act and deed as such President, and the free act and deed of said company.

In testimony whereof, I have hereunto subscribed my name and affixed my official seal (if official has one) at _____________________ this ____ day of ______________, 2008.

(Seal)

(signature of person taking acknowledgment)
(Title or rank)
(Serial number, if any)

EXHIBIT A

[Legal description]

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

FOR VALUE RECEIVED, Ventas Brighton, LLC, a Delaware limited liability company (“Seller”), hereby transfers and assigns to _____________, a ______________ (“Purchaser”), all of Seller’s right, title and interest, if any, in the following (collectively, the “Personal Property”):  (a) the tangible personal property located on the land described in Exhibit A attached hereto and made a part hereof (the “Land”) or in any buildings, structures, fixtures or other improvements located on the Land (the “Improvements”); (b) all transferable warranties or guaranties held by Seller, if any, to the extent relating to the Land or the Improvements, including, without limitation, any construction related warranties or guaranties held by Seller, if any; (c) to the extent assignable, all licenses, certificates, authorizations, approvals, building permits, and other applicable permits and licenses issued by any governmental authority and held by Seller, if any, to the extent relating to the ownership (as opposed to the operation or occupancy) of the Land or the Improvements; (d) all plans and specifications (including architectural, mechanical, plumbing, landscaping, engineering, and electrical plans and specifications), zoning files, drawings, working drawings, plans, site plans, mechanical drawings, and specifications related to the construction or landscaping of the Improvements, if any, that Seller owns and has in its possession; and (e) any pending challenges relating to property taxes assessed against the Land or Improvements and any property tax refunds for previous years’ property tax payments.

This Bill of Sale and Assignment is delivered pursuant to the terms of that certain Agreement for Sale of Real Estate dated as of July 25, 2008 between Ventas Realty, Limited Partnership and Emeritus Corporation (the “Sale Agreement”).  The Personal Property, if any, is transferred in “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller, and otherwise in accordance with the terms of the Sale Agreement, except that Seller warrants to Purchaser that its right, title and interest, if any, in the Personal Property is not encumbered by any lien or security interest securing borrowed indebtedness of Seller.

[Signature Page Follows]

E - 1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the ______ day of ____________, 200__.

SELLER:

VENTAS BRIGHTON, LLC, a Delaware limited liability company

By:
Name:
Its:

E - 2

EXHIBIT F

FORM OF SELLER’S AFFIDAVIT

AFFIDAVIT
For Extended Coverage

TO BE SIGNED BY SELLER OR MORTGAGOR IN CONNECTION WITH A TITLE INSURANCE POLICY TO BE ISSUED BY:

First American Title Insurance Company

STATE OF:
COUNTY OF:
DATE:   ____, 200__

BEFORE ME, the undersigned authority, personally appeared T. Richard Riney, who being by me first duly sworn, deposes and says, subject to the limitations contained in paragraph 2 below:

1.	That he is ________________ of Ventas Brighton, LLC, a Delaware limited liability company (the “Company”); and that he has the authority to make this Affidavit on behalf of said Company.

2.
That, according to, and based solely upon, a title insurance policy or policies previously issued to the Company by First American Title Insurance Company, the Company owns the property described in the commitments described on "Schedule A" attached hereto (collectively, the “Commitment”), provided, however, that, notwithstanding anything to the contrary in this Affidavit, affiant and the Company shall not be responsible or held liable for any error in any such policy or policies or any error in this Affidavit caused by any error in any such policy or policies or for any other matter insured against by the terms of any such policy or policies.

3.
That the above described property is free and clear of any mortgage or other lien securing borrowed indebtedness of the Company, excepting those referred to in the above-referenced Commitment for Title Insurance and liens securing the “Brighton Indebtedness” (as such term is defined in the sale contract pursuant to which this Affidavit is being delivered).

4.	That, to the best of affiant’s actual knowledge, no judgment or decree has been entered against the Company in any court of this state or the United States which remains unsatisfied.

5.
That, to the best of affiant’s actual knowledge, there are no matters pending against the Company that could give rise to a lien that would attach to the above-described property between the latest certification date of the commitment and the earlier of _____ or the recording of the interest of the purchaser, lender or lessee, and that, during such period, the Company has not and will not  by its actions create or suffer to exist any lien or encumbrance against the above described property (not including any of the same created or suffered to exist due to the actions of the Company’s tenants, _________________________, or persons or entities claiming through them) or execute any instrument that would adversely affect the title or interest to be insured other than instruments to effectuate the closings in connection with which this Affidavit is given.

7.	That this Affidavit is also made for the purpose of inducing First American Title Insurance Company to insure the title of said purchaser, lender or lessee.

8.
Affiant further states that he is familiar with the nature of an oath and with the penalties, as provided by the laws of the State aforesaid, for falsely swearing to statements made in an instrument of this nature.  Affiant further certifies that he has read the full facts of this Affidavit and understands its meaning.

9.	Affiant hereby certifies that:

a)	The Company is not a foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

b)	The Company’s U.S. Taxpayer Identification number is: _____________.

c)	The Company’s office address is: _______________.

d)
The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Ventas Brighton, LLC

By:
T. Richard Riney, its

STATE OF

COUNTY OF

The foregoing instrument was acknowledged, sworn to and subscribed before me this _____ day of______________, 200__, by T. Richard Riney, as the _______________ of Ventas Brighton, LLC, a Delaware limited liability company.  He is personally known to me or has produced ___________________________ as identification.

(Signature of Acknowledger)

(Typed Name of Acknowledger - Title or Rank)

My commission expires: (Seal)

SECRETARY’S CERTIFICATE

I, ________________, the _____________ of VENTAS, Brighton, LLC, a Delaware limited liability company (the “Company”), DO HEREBY CERTIFY as follows:

1.	There has been no amendment to the [ARTICLES OF ORGANIZATION] of the Company dated as of __________, which ____________ is in full force and effect on the date hereof, except _______________.

2.
Attached hereto as Exhibit A is a true and correct copy of resolutions duly adopted by unanimous written consent of the Board of Directors of the Company on ________, 200__, with respect to the execution, delivery and performance by the Company of the Agreement for Sale of Real Estate, among Ventas Realty, Limited Partnership, the Company and ___________________.  Said resolutions have not been amended, annulled, rescinded or revoked and are still in full force and effect.  Said unanimous written consent has been filed with the minutes of the Board of Directors of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WITNESS my hand as of this ____ day of ____, 200__.

Name:
Title:                      Secretary

SUBSCRIBED AND SWORN TO
before me this ____ day of ____, 200__.

My Commission Expires:

Notary Public